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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                 Intrenet, Inc.
                                 --------------

                                December 31, 1999
                                -----------------





         Advanced Distribution System, Inc., a Florida corporation

         Eck Miller Transportation Corporation, an Indiana corporation

         Mid-Western Transport, Inc., an Indiana corporation

         Roadrunner Enterprises, Inc., an Indiana corporation

         INET Logistics, Inc., an Indiana corporation



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